UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 21, 2011

ZAP
(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into Material Definitive Agreement

On January 21, 2011, the Company completed it's acquisition of 51% of the capital stock of Zhejiang Jonway Automobile Co. Ltd. with the final payments of US $19 million. Prior to this payment, the company, on January 12, 2011 also entered into a Senior Secured Convertible Note and Warrant Purchase Agreement (the “Agreement”) with China Electric Vehicle Corporation (“CEVC”), a British Virgin Island company whose sole shareholder is Cathaya Capital, L.P.

Pursuant to the Agreement, (i) CEVC purchased from the Company a Senior Secured Convertible Note (the “Note”) in the principal amount of US$19 million, (ii) the Company issued to CEVC a warrant (the “Warrant”) exercisable for two years for the purchase up to 20,000,000 shares of the Company’s Common Stock at $0.50 per share, subject to adjustments as set forth therein, (iii) the Company, certain investors and CEVC entered into an Amended and Restated Voting Agreement that amended and restated that certain Voting Agreement, dated as of August 6, 2009, (iv) the Company, certain investors and CEVC entered into an Amended and Restated Registration Rights Agreement that amended and restated that certain Registration Rights Agreement, dated as of August 6, 2009, which grants certain registration rights relating to the Note and the Warrant, and (v) the Company and CEVC entered into a Security Agreement that secures the Note with all of the Company’s assets other than those assets specifically excluded from the lien created by the Security Agreement.

Copies of the Purchase Agreement, Note, Warrant, Amended and Restated Voting Agreement, Amended and Restated Registration Rights Agreement and Security Agreement are attached hereto as Exhibits 10.1 through 10.6, respectively, and are all incorporated herein by reference.

The Note matures in 13 months, accrues interest at a rate per annum of 8%, and is convertible upon the option of CEVC at any time, subject to any adjustments called for by the terms of the Note, into (a) shares of Common Stock of the Company at a price of $0.25 per share, or (b) the capital stock of Zhejiang Jonway Automobile Co, LTD at a conversion rate of 4,435 shares of capital stock for each $1,000 principal amount of the Note being converted. Upon a conversion, any accrued interest on the Note is waived.

Section 2	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

 The Company finalized the acquisition of 51 percent of Zhejiang Jonway Automobile Co. Ltd. of Sanmen, Zhejiang China pursuant to that certain Equity Transfer Agreement entered into between the Company and Jonway Group Co., Ltd., dated July 2, 2010 (the “Transfer Agreement”), with the payment by the Company of US$19 million in cash on January 21, 2011, which in addition to the US$11 million the Company paid under the Transfer Agreement in October of 2010, amounted to a total payment of US$30 million (the “Transaction”).  The Company funded the purchase price of the Transaction through the Agreement described in Item 1.01 above and through the  A copy of the Transfer Agreement, originally filed as an exhibit to the Form 8-K Current Report filed on July 8, 2010 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 are incorporated into this Item 2.03 by reference.

Section 3	Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 are incorporated into this Item 3.02 by reference.

As of January 21, 2011, there were 220,213,868 shares of the Company’s Common Stock issued and outstanding.

The Note and the Warrant were issued in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as the securities were not sold pursuant to a public offering.

Section 7	Regulation FD

Item 7.01.	Regulation FD Disclosure.

On January 25, 2011, the Company issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.4 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.4, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K are not filed herewith, but will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K are not filed herewith, but will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

Exhibit	Description

10.1	Senior Secured Convertible Note and Warrant Purchase Agreement with CEVC dated January 12, 2011.

10.2	Senior Secured Convertible Promissory Note to CEVC January 12, 2011.

10.3	Warrant to Purchase Common Stock to CEVC dated January 12, 2012.

10.4	Amended and Restated Registration Rights Agreement dated January 12, 2011.

10.5	Amended and Restated Voting Agreement dated January 12, 2011.

10.6	Security Agreement with CEVC dated January 12, 2011.

10.7	Equity Transfer Agreement with Jonway Group Co., Ltd. dated July 2, 2010. (1)

10.8	Securities Purchase Agreement with Cathaya Capital L.P. dated July 9, 2010. (2)

(1) Previously filed as an exhibit to the Registrant’s Form 8-K of July 8, 2010 and incorporated by reference.

(2) Previously filed as an exhibit to the Registrant’s Form 8-K of July 15, 2010 and incorporated by reference.

99.1	Press release of ZAP dated January 25, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: January 25, 2011	By:	/s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer